UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 22, 2018

InterCloud Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1030 Broad Street, Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   561-988-1988

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 27, 2018, InterCloud Systems, Inc. (the “Company”) completed its previously announced sale of all of the issued and outstanding capital stock and membership interests of ADEX Corp., ADEX Puerto Rico, LLC and ADEXCOMM (collectively, “ADEX”). Spectrum Global Solutions, Inc., a Nevada corporation (“Spectrum”), purchased ADEX for consideration that included the payment of $3,000,000 in cash, of which $2,500,000 was paid at closing and $500,000 was to be retained by Spectrum for ninety days in order to satisfy any outstanding liabilities of ADEX incurred prior to the closing date, and the issuance to the Company of a convertible promissory note with a term of thirteen months in the aggregate principal amount of $2,000,000 (the “Transaction”).

Additional information regarding the Transaction is provided in the Current Report on Form 8-K filed by the Company on February 12, 2018, which is incorporated by reference into this Item 2.01.

In connection with the Transaction, we executed a Consent, dated as of February 20, 2018 (the “Consent”), with the Holder and Concord (each as defined in the consent, and collectively, the “Holders”), in order to, among other things, (i) obtain the Holders’ consent to the Transaction and have them release any and all liens granted to them over the assets of ADEX; (ii) agree that absent an event of default, the Holders will not deliver a Holder Redemption Notice (as defined in the Consent) to the Company until the date that is sixty days following the date of the Consent; (iii) agree that after such 60 day period, no monthly Holder redemption amount shall exceed $125,000; and (iv) apply $1,900,000 of the purchase price received in connection with the Transaction to payments to the Holders, as more particularly set forth in the Consent.

A copy of the Consent is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2018, the Company filed a Certificate of Amendment of its Certificate of Incorporation (the “Certificate of Amendment”) to effect a one-for-one hundred reverse split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share. The common stock commenced trading on a split-adjusted basis as of the opening of trading on Friday, February 23, 2018. The common stock will continue to trade under the ticker symbol “ICLD”, although the letter “D” will be temporarily appended to the ticker symbol for twenty trading days following the reverse split.

The Company’s stockholders, by written consent dated December 5, 2017, had previously authorized the Company’s Board of Directors to effect a reverse stock split of the Company’s issued and outstanding shares of common stock within a range of ratios, including one-for-one hundred, at any time within one (1) year following the date of such written consent, as determined by the Board. The Company filed a Definitive Information Statement pursuant to Section 14(C) of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on December 19, 2017 regarding such written consent.

Following the reverse split, the total number of shares outstanding will be proportionately reduced in accordance with the reverse split. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of these securities, and the applicable exercise or purchase price as well as other adjustments.

There will be no change to the number of authorized shares of common stock of the Company as a result of the reverse stock split. No fractional shares shall be issued in connection with the reverse split; all shares of common stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated, with any fractions resulting from the reverse split computation being rounded up to the next whole share.

The Company’s transfer agent is Corporate Stock Transfer, Inc. The new CUSIP number for the post-reverse common stock will be 458488 400.

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A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of InterCloud Systems, Inc.
10.1	Amended and Restated Consent, dated as of February 20, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

February 27, 2018	By:	/s/ Daniel Sullivan
	Name:	Daniel Sullivan
	Title:	Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of InterCloud Systems, Inc.
10.1	Amended and Restated Consent, dated as of February 20, 2018

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